EXHIBIT 10.79


                                 AMENDMENT NO. 6

                                  MEDICON, INC.
                        TIME ACCELERATED RESTRICTED STOCK
                        OPTION PLAN FOR CERTAIN EMPLOYEES
                        ---------------------------------


          WHEREAS, Medicon, Inc. (the "Corporation") adopted the Medicon, Inc.

Time Accelerated Restricted Stock Option Plan for Certain Employees (the

"Plan"), effective October 28, 1994;

          WHEREAS, the Plan was amended September 6, 1995 to increase to 868,074 the number of shares that may be acquired pursuant to options granted;

          WHEREAS, the Plan was subsequently amended on each of November 15,

1995 and November 28, 1995 to decrease the number of shares that may be acquired pursuant to options granted, was then amended on February 6, 1996 to increase the number of shares that may be acquired pursuant to options granted and was amended again on February 15, 1996 to decrease the number of shares that may be acquired pursuant to options granted;

          WHEREAS, immediately prior to this Amendment No. 6 the number of shares that may be acquired pursuant to options granted under the Plan is

591,181;

          WHEREAS, Section 7.1 of the Plan provides that the Compensation

Committee (the "Committee") appointed by the Board of Directors of the

Corporation may amend the Plan, and that except in the case of certain amendment

(such as amendments that increase the number of shares of common stock in respect of which



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options may be issued), shareholder approval is not required, and the Committee has approved this Amendment by written consent.

          NOW, THEREFORE, the Plan hereby is amended, effective as of April 8,

1996 (the "Amendment Date") as follows:

          By substituting the following for Section 3 of the Plan:

               "Options under the Plan may be granted to such key employees (including officers and directors) and key consultants (together, "grantees") as the Committee shall from time to time in its sole discretion select."

          By substituting the following for the first sentence of Section 4.1 of the Plan:

               "Subject to Section 11 (relating to adjustments upon changes in capitalization), the aggregate number of Shares of Stock (as defined in section 5) that may be acquired under the Plan by all eligible individuals pursuant to options granted hereunder shall not exceed 319,600 shares, and the aggregate number of shares that may be acquired by any one individual pursuant to options granted hereunder shall not exceed 159,800 shares."

               Except as hereby expressly amended and modified, the terms and provisions of the Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Corporation has caused this Amendment No.

6 to be executed as of the Amendment Date.



                                   MEDICON, INC.


                                   By:
                                        -----------------------------
                                        Name:  Jeffrey R. Jay, M.D.
                                        Title: Chairman,
                                               Compensation Committee